                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-2
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                 BIOSEPRA INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount previously paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                                                PRELIMINARY COPY

                                 BIOSEPRA INC.
                                111 LOCKE DRIVE
                        MARLBOROUGH, MASSACHUSETTS 01752

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 16, 1999

     The 1999 Annual Meeting of Stockholders of BioSepra Inc. (the "Company") will be held at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Wednesday, June 16, 1999 at 2:00 p.m., local time, to consider and act upon the following matters:

     1. To set the number of directors at eight and to elect eight directors to serve until the next Annual Meeting of Stockholders.

     2. A proposal to approve and adopt an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.01 per share, of the Company from 12,000,000 to 25,000,000.

     3. A proposal to approve and adopt an amendment to the Company's 1997 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance from 1,000,000 to 3,150,000.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on May 10, 1999 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

     All stockholders are cordially invited to attend the meeting.

                                            By Order of the Board of Directors,

                                            PHILIP V. HOLBERTON, Secretary

Marlborough, Massachusetts
May [     ], 1999

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                                                PRELIMINARY COPY

                                 BIOSEPRA INC.
                                111 LOCKE DRIVE
                        MARLBOROUGH, MASSACHUSETTS 01752

          PROXY STATEMENT FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 16, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BioSepra Inc. ("BioSepra" or the "Company") for use at the 1999 Annual Meeting of Stockholders to be held on June 16, 1999 and at any adjournment or adjournments of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

     The Company's Annual Report for the year ended December 31, 1998 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about May [ ], 1999.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST OF THE SECRETARY, BIOSEPRA INC., 111 LOCKE DRIVE, MARLBOROUGH, MASSACHUSETTS 01752.

VOTING SECURITIES AND VOTES REQUIRED

     On May 10, 1999, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and
entitled to vote an aggregate of [               ] shares of Common Stock of the
Company, $.01 par value per share ("Common Stock"). Each share is entitled to one vote.

     Under the Company's Bylaws, the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     The affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding on the record date is required for the approval of the proposed amendment to the Company's Certificate of Incorporation. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the approval of each of the other matters to be voted upon.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, such as the election of directors and the approval of the amendment to the 1997 Stock Incentive Plan, have no effect on the voting of such matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of January 31, 1999 or such later date as is noted, with respect to the beneficial ownership of: (i) the Company's Common Stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; and (ii) the Company's Common Stock and the Common Stock of Sepracor Inc. ("Sepracor Common Stock"), the parent company of BioSepra ("Sepracor"), by (A) each director and nominee for director; (B) each executive officer named below in the Summary Compensation Table under the heading "Compensation of Executive Officers;" and (C) all directors and executive officers of the Company as a group.

     The number of shares of the Company's Common Stock and Sepracor Common Stock beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 1999 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

     Directors and executive officers of BioSepra disclaim beneficial ownership of the shares of Common Stock of BioSepra owned by Sepracor.

                                                                                          SHARES OF
                                                         SHARES OF      PERCENTAGE OF      SEPRACOR
                                                          BIOSEPRA        BIOSEPRA          COMMON
                                                        COMMON STOCK       COMMON           STOCK
                                                        BENEFICIALLY        STOCK        BENEFICIALLY
NAME AND ADDRESS                                           OWNED         OUTSTANDING       OWNED(1)
----------------                                        ------------    -------------    ------------
Sepracor Inc..........................................   5,369,788          63.5%               N/A
  111 Locke Drive
  Marlborough, MA 01752
Tudor Investment Corporation..........................     698,000(2)        8.2%               N/A
  600 Steamboat Road
  Greenwich, CT 06830
Timothy J. Barberich..................................      45,000(3)          *            864,855(4)
Jean-Marie Vogel......................................     401,458(5)        4.7%             5,000(6)
William E. Rich, Ph.D. ...............................      57,080(7)          *                  0
William M. Cousins, Jr. ..............................      19,000(7)          *                400
Alexander M. Klibanov, Ph.D. .........................      22,500(7)          *              3,600
Riccardo Pigliucci....................................      17,000(7)          *                  0
Paul A. Looney........................................      19,000(7)          *                  0
David P. Southwell....................................       5,000             *            141,736(8)
Egisto Boschetti, Ph.D. ..............................      80,801(9)          *                  0
Therese Bourdy........................................      20,200(7)          *                  0
All directors and executive officers as a group (12
  persons)............................................     703,039(10)       7.4%         1,015,591(11)

---------------
  *  Represents holdings of less than one percent.

 (1) As of January 31, 1999, except for Mr. Barberich, no officer or director of BioSepra beneficially owned more than 1% of the Sepracor Common Stock; Mr. Barberich beneficially owned 2.7% of the Sepracor Common Stock (see footnote 4 below).

 (2) Based on information furnished to the Company by Tudor Investment Corporation ("Tudor"). Tudor is the investment adviser of Tudor BVI Futures, Ltd. ("Tudor BVI") and The Raptor Global Fund Ltd. ("Raptor Ltd."). The shares of the Company's Common Stock owned by Tudor include 471,450 shares directly beneficially owned by Tudor BVI; 161,348 shares directly beneficially owned by Raptor Ltd. and 65,202 shares directly beneficially owned by Tudor Proprietary Trading, LLC, an affiliate of Tudor. Tudor disclaims beneficial ownership of the shares held by Tudor BVI and Raptor Ltd. except to the extent of its pecuniary interest in such shares.

 (3) Includes 43,000 shares of the Company's Common Stock which Mr. Barberich has the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options.

 (4) Includes: (i) 367,472 shares of Sepracor Common Stock which Mr. Barberich has the right to acquire within 60 days of January 31, 1999 upon exercise of outstanding stock options; (ii) 30,000 shares of Sepracor Common Stock held in trust for Mr. Barberich's daughter; (iii) 107 shares of Sepracor Common Stock held by Mr. Barberich's wife; and (iv) 1,048 shares of Sepracor Common Stock held by Mr. Barberich's daughter, as to which Mr. Barberich disclaims beneficial ownership.

 (5) Includes 356,300 shares of the Company's Common Stock which Mr. Vogel has the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options.

 (6) Represents shares of Sepracor Common Stock that Mr. Vogel has the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options.

 (7) Represents shares of the Company's Common Stock that each such person has the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options.

 (8) Includes: (i) 141,000 shares of Sepracor Common Stock which Mr. Southwell has the right to acquire within 60 days of January 31, 1999 upon exercise of outstanding stock options; and (ii) 13,000 shares of Sepracor Common Stock as to which Mr. Southwell's ex-wife, pursuant to a divorce decree, can direct the sale and is entitled to the proceeds.

 (9) Includes 80,000 shares of the Company's Common Stock that Mr. Boschetti has the right to acquire within 60 days of January 31, 1999 upon exercise of outstanding stock options.

(10) Excludes the 5,369,788 shares of Common Stock beneficially owned by Sepracor, as to which shares each director and executive officer disclaims beneficial ownership. Includes an aggregate of 655,080 shares of the Company's Common Stock which all executive officers and directors have a right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options.

(11) Includes an aggregate of 513,472 shares of Sepracor Common Stock which all executive officers and directors have the right to acquire within 60 days of January 31, 1999 upon exercise of outstanding stock options. As of January 31, 1999, all directors and executive officers as a group owned 3.1% of the Sepracor Common Stock.

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy will vote to elect as directors the eight nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions the persons named as proxies will vote to elect as directors the director nominees named below. William E. Rich, currently a director, is not standing for re-election to the Board of Directors.

     Each director will be elected to hold office until the 2000 Annual Meeting of Stockholders and until his successor is duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

     There are no family relationships between or among any officers or directors of the Company.

     Set forth below are the name and age of each member of the Board of Directors, and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of January 31, 1999, appears above under the heading "Stock Ownership of Certain Beneficial Owners and Management."

                             NOMINEES FOR DIRECTOR

     TIMOTHY J. BARBERICH, age 51, has served as a director of the Company since its organization in 1993. Mr. Barberich was a founder of Sepracor, an emerging speciality pharmaceutical company, and has served as President, Chief Executive Officer and a director of Sepracor since January 1984. Sepracor owns approximately 64% of the outstanding Common Stock of the Company. Mr. Barberich also serves as a director of HemaSure Inc., a publicly traded company of which Sepracor owns approximately 42% of the outstanding common stock ("HemaSure").

     JOHN M. CARNUCCIO, age 45, is a nominee for director. Since January 1999, Mr. Carnuccio has served as Executive Vice President of the Company and President of the Medical Products Business of BioSepra. From 1979 to January 1999, Mr. Carnuccio served in a number of capacities at Boston Scientific Corporation, a medical device company, most recently as Vice President, Market Development, Interventional Gynecology, from April 1998 to January 1999 and as Vice President and General Manager, Microvasive Urology Division from 1992 to April 1998.

     WILLIAM M. COUSINS, JR., age 74, has served as a director of the Company since January 1994. Since 1974, Mr. Cousins has served as the President of William M.. Cousins, Jr., Inc., a management consulting firm. Mr. Cousins is a member of the Board of Directors of Alba Waldensian, Inc. and Wellco Enterprises, Inc.

     ALEXANDER M. KLIBANOV, PH.D., age 49, has served as a director of the Company since January 1994. Since 1979, Dr. Klibanov has been a faculty member of the Massachusetts Institute of Technology where he is currently Professor of Chemistry and a member of the Biotechnology Process Engineering Center.

     PAUL A. LOONEY, age 59, has served as a director of the Company since January 1994. From 1984 to 1995, Mr. Looney served as President and Chief Executive Officer of Corning Costar Corporation, a life science products company and a wholly-owned subsidiary of Corning, Inc.

     RICCARDO PIGLIUCCI, age 52, has served as a director of the Company since August 1995. Since May 1998, Mr. Pigliucci has served as President and Chief Executive Officer of Discovery Partners International, a life sciences company. From February 1996 to April 1998, he served as Chief Executive Officer of Life Sciences International P.L.C. From January 1966 to April 1995, Mr. Pigliucci served in a number of capacities at Perkin-Elmer Corporation, a global life sciences instrumentation company, most recently as President and Chief Operating Officer. Mr. Pigliucci is a member of the Board of Directors of Dionex Corporation.

     DAVID P. SOUTHWELL, age 38, has served as a director of the Company since January 1997. He has served as Executive Vice President, Chief Financial Officer of Sepracor since October 1995 and served as Senior Vice President and Chief Financial Officer of Sepracor from July 1994 to October 1995. From August 1988 until July 1994, Mr. Southwell was associated with Lehman Brothers, a securities firm, in various positions with the investment banking division, including in the position of Vice President.

     JEAN-MARIE VOGEL, age 48, has served as President, Chief Executive Officer and a director of the Company since September 1994. From January 1994 to September 1994, Mr. Vogel served as Executive Vice President and Chief Operating Officer of the Company. From 1992 to 1993, Mr. Vogel served as President of the European Operations of Cuno, Inc., a supplier of filtration processes, equipment and devices used in the production of biological drugs and food products. From 1977 to 1992, Mr. Vogel served in various capacities with Millipore Corporation ("Millipore"), a manufacturer of membrane filtration-based products, in its international operations with experience in Asia, Latin America, the former Soviet Union, the Middle East and Australia, including as Vice President and General Manager of Millipore's Asian operations. Mr. Vogel is a French citizen.

                      DIRECTOR NOT STANDING FOR REELECTION

     WILLIAM E. RICH, PH.D., age 54, has served as a director of the Company since its organization in December 1993. Since September 1994, Dr. Rich has served as President and Chief Executive Officer of Ciphergen Biosystems, Inc., a biotechnology company. From January 1994 to September 1994, Dr. Rich served as President and Chief Executive Officer of the Company. From September 1991 to January 1994, Dr. Rich served as Senior Vice President and General Manager, Bioseparations of Sepracor.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee has responsibility for recommending the appointment of the Company's independent accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. The Audit Committee held one meeting in 1998. The members of the Audit Committee are Mr. Cousins and Dr. Klibanov.

     The Company also has a standing Compensation Committee of the Board of Directors, which is responsible for determining the compensation of, and establishing compensation policies for, the executive officers of the Company. The Compensation Committee held one meeting during 1998. The members of the Compensation Committee are Messrs. Cousins and Pigliucci. See "Report of the Compensation Committee" below.

     The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

     The Board of Directors held four meetings during 1998. Except for William
E. Rich, Ph.D., each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which he served.

COMPENSATION FOR DIRECTORS

     Directors who are neither officers nor employees of the Company or of any affiliate of the Company (the "Outside Directors") receive $1,000 for each meeting of the Board they attend and are entitled to participate in the Company's 1994 Director Stock Option Plan (the "Director Option Plan"), as further described below. Directors who are officers or employees of the Company or of any affiliate of the Company do not receive compensation for attendance at meetings.

     Under the Director Option Plan, options to purchase 10,000 shares of Common Stock are granted to each Outside Director, except for Mr. Barberich who was granted options to purchase 40,000 shares of Common Stock, upon his initial election as a director (the "Initial Options") and options to purchase 2,000 shares of Common Stock are granted upon the dates on which the Outside Director is subsequently reelected to the Board (the "Reelection Options").

     Each Initial Option granted to a director under the Director Option Plan vests in five equal annual installments beginning on the first anniversary of the date of grant, and Reelection Options granted under the Director Option Plan vest in two equal annual installments beginning on the first anniversary of the date of grant. The exercise price per share will equal the fair market value of a share of Common Stock on the date on which the option is granted, except that the exercise price per share is $2.00 for any Initial Options granted prior to January 15, 1994. The exercise price must be paid in cash. Options granted under the Director Option Plan are not transferable by the director except by will or by the laws of descent and distribution and are exercisable during the lifetime of the director only while he or she is serving as a director of the Company or within 90 days after he or she ceases to serve as a director of the Company. No option is exercisable more than ten years from the date of grant. If a director dies or becomes disabled while he or she is serving as a director of the Company, the option is exercisable for a one year period thereafter.

     The Board of Directors may suspend or discontinue the Director Option Plan or amend it in any respect; provided, that, without the approval of the stockholders, no amendment may change the number of shares subject to the Director Option Plan, change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Director Option Plan, and the Director Option Plan may not be amended more than once in a six month period.

     On May 26, 1998, options to purchase an aggregate of 14,000 shares of Common Stock at an exercise price of $1.75 per share (the closing price of the Common Stock on the Nasdaq Stock Market on the date of grant) were granted under the Director Option Plan to each of the following directors: Mr. Barberich, Mr. Cousins, Dr. Klibanov, Mr. Looney, Mr. Pigliucci, Dr. Rich and Mr. Southwell.

COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation for the last three fiscal years of the Company's President and Chief Executive Officer and the Company's two other most highly-compensated executive officers whose total annual salary and bonus for 1998 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                         ANNUAL COMPENSATION                   AWARDS
                             --------------------------------------------   ------------
                                                                OTHER        SECURITIES     ALL OTHER
                                                             COMPENSATION    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   SALARY ($)   BONUS ($)       ($)        OPTIONS (#)       ($)(1)
---------------------------  ----   ----------   ---------   ------------   ------------   ------------
Jean-Marie Vogel...........  1998    $163,803     $     0(2)      $0                0         $1,536
  President and              1997     163,803      15,000          0          420,000          3,038
  Chief Executive Officer    1996     163,803      15,000          0                0          1,251
Egisto Boschetti, Ph.D.....  1998    $132,658     $16,126         $0                0         $2,130
  Executive Vice President   1997     131,455       7,288          0           60,000          5,691
  and Chief Scientific
     Officer                 1996     133,213      17,443          0           10,000          3,992
Therese Bourdy.............  1998    $114,794     $10,568         $0           20,000         $2,169
  Vice President of Media    1997      99,414      16,482          0                0          1,591
  Operations                 1996     102,022      16,127          0           25,000          1,812

---------------

(1) Represents the taxable portion of group life insurance, retirement and other benefits paid by the Company.

(2) The amount of Mr. Vogel's 1998 bonus has not yet been determined.

     Option Grant Table. The following table sets forth certain information regarding options granted during the year ended December 31, 1998 by the Company to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                                  ------------------------------------------------
                                                PERCENT OF                            POTENTIAL REALIZABLE
                                                  TOTAL                                 VALUE AT ASSUMED
                                   NUMBER OF     OPTIONS                              ANNUAL RATES OF STOCK
                                  SECURITIES    GRANTED TO   EXERCISE                PRICE APPRECIATION FOR
                                  UNDERLYING    EMPLOYEES    OR BASE                     OPTION TERM(1)
                                    OPTIONS     IN FISCAL     PRICE     EXPIRATION   -----------------------
              NAME                GRANTED (#)      YEAR       ($/SH)       DATE        5% ($)      10% ($)
              ----                -----------   ----------   --------   ----------   ----------   ----------
Jean-Marie Vogel................         0           --%         --           --           --           --
Egisto Boschetti, Ph.D..........         0           --%         --           --           --           --
Therese Bourdy..................    20,000(2)         9%      $2.00      4/29/08      $25,200      $63,600

---------------

(1) Amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Common Stock on the date on which options were exercised.

(2) The option vests as to 4,000 shares on each of April 29, 1999, April 29, 2000, April 29, 2001, April 29, 2002, and April 29, 2003.

     Year-End Option Values Table. The following table sets forth certain information regarding stock options held as of December 31, 1998 by the Named Executive Officers. None of the Named Executive Officers exercised any stock options during the year ended December 31, 1998.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                             YEAR-END OPTION VALUES

                                                                         NUMBER OF            VALUE OF
                                                                        SECURITIES           UNEXERCISED
                                                                        UNDERLYING          IN-THE-MONEY
                                                                        UNEXERCISED       OPTIONS AT FISCAL
                                                                     OPTIONS AT FISCAL        YEAR-END
                                                                       YEAR-END (#)            ($)(1)
                                     NUMBER OF                       -----------------    -----------------
                                  SHARES ACQUIRED       VALUE         UNEXERCISABLE/       UNEXERCISABLE/
              NAME                ON EXERCISE (#)    REALIZED ($)       EXERCISABLE          EXERCISABLE
              ----                ---------------    ------------    -----------------    -----------------
Jean-Marie Vogel................        --               --           292,300/388,200            0/0
Egisto Boschetti, Ph.D. ........        --               --            68,000/ 67,000            0/0
Therese Bourdy..................        --               --            20,200/ 41,800            0/0

---------------

(1) Value is based on the closing sales price of the Company's Common Stock as reported by the Nasdaq National Market on December 31, 1998 ($ .5938), the last trading day of the Company's 1998 fiscal year, less the applicable option exercise price.

SENIOR MANAGEMENT RETENTION AGREEMENTS

     Jean-Marie Vogel. In October 1997, the Company and Mr. Vogel entered into a Senior Management Retention Agreement. The Agreement has an initial term which ends on December 31, 1997 and is subject to automatic renewal yearly thereafter unless the Company provides notice of termination to Mr. Vogel no later than October 30 of the preceding calendar year.

     In the event that a Change in Control (as defined therein) of the Company occurs and thereafter Mr. Vogel is terminated due to death or disability, he will be entitled to benefits as determined under the Company's long-term disability, retirement, insurance and other compensation programs then in effect. If a Change in Control occurs and Mr. Vogel is thereafter terminated for Cause (as defined therein) within 12 months after such Change in Control, he is entitled to base salary and benefits through the date of termination.

     If a Change in Control occurs and Mr. Vogel is thereafter terminated, other than for Cause, by reason of death or disability or if he resigns from the Company with Good Reason (as defined therein) within 12 months after such Change in Control or for any reason or no reason more than 12 months after such Change in Control, he is entitled to: (i) base salary and benefits through the date of termination; (ii) a severance payment payable in 36 equal installments, equal to the sum of (A) 300% of the higher of (x) annual base salary then in effect or
(y) annual base salary in effect at the time of the Change in Control; plus (B) 300% of the aggregate cash bonuses paid to Mr. Vogel in the preceding four (4) quarters; and (iii) life, disability, dental, accident and health insurance benefits substantially similar to benefits in effect on the date of termination for a period of 36 months after termination (unless Mr. Vogel receives equivalent benefits from a third party during that time period); provided that the severance payment described in clause (ii) above shall be reduced to the extent that the net present value of the severance payment is greater than 1.5% of the gross proceeds paid by an acquiror of the Company.

     Upon a Potential Change in Control (as defined therein), Mr. Vogel agrees not to voluntarily resign until the earliest of (A) six (6) months after the Potential Change in Control or (B) termination of employment by reason of disability or for Good Reason.

     In April 1999, the Company announced that it has signed an agreement to sell its biopharmaceutical drug purification and research consumable businesses to Life Technologies, Inc. While there can be no assurance that the sale will be successfully consummated, if consummated it will constitute a Change of Control for purposes of the Agreement.

     Egisto Boschetti. In October 1997, the Company and Mr. Boschetti entered into a Senior Management Retention Agreement. The Agreement has an initial term which ends on December 31, 1997 and is subject to automatic renewal yearly thereafter unless the Company provides notice of termination to Mr. Boschetti no later than October 30 of the preceding calendar year.

     In the event that a Change in Control (as defined therein) of the Company occurs and thereafter Mr. Boschetti is terminated due to death or disability, he will be entitled to benefits as determined under the Company's long-term disability, retirement, insurance and other compensation programs then in effect. If a Change in Control occurs and Mr. Boschetti is thereafter terminated for Cause (as defined therein), he is entitled to base salary and benefits through the date of termination.

     If a Change in Control occurs and Mr. Boschetti is thereafter terminated within 24 months, other than for Cause, by reason of death or disability or if he resigns from the Company with Good Reason (as defined therein), he is entitled to: (i) base salary and benefits through the date of termination; (ii) a severance payment payable in 36 equal installments, equal to the sum of (A) 300% of the higher of (x) annual base salary then in effect or (y) annual base salary in effect at the time of the Change in Control; plus (B) 300% of the aggregate cash bonuses paid to Mr. Boschetti in the preceding four (4) quarters; provided that the severance payment described in clause (ii) above shall be reduced to the extent that the net present value of the severance payment is greater than 1.0% of the gross proceeds paid by an acquiror of the Company.

     Upon a Potential Change in Control (as defined therein), Mr. Boschetti agrees not to voluntarily resign until the earliest of (A) six (6) months after the Potential Change in Control or (B) termination of employment by reason of disability or for Good Reason.

     In April 1999, the Company announced that is has signed an agreement to sell its biopharmaceutical drug purification and research consumable businesses to Life Technologies, Inc. Mr. Boschetti and the Company have agreed that the Agreement will be terminated contingent upon the closing of the sale.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed by all officers and directors of the Company who are persons required to file reports ("Reporting Persons") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from certain Reporting Persons, the Company believes that during fiscal 1998 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act with the exception of a report on Form 3 (Initial Statement of Beneficial Ownership) that was filed late by Philip V. Holberton, the Chief Financial Officer of the Company.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Company, which is currently comprised of two non-employee directors, William M. Cousins, Jr. and Riccardo Pigliucci, is responsible for determining the compensation package of each executive officer. The Compensation Committee sets the compensation for executive officers and establishes compensation policies for the Company's Chief Executive Officer and the other executive officers of the Company, including the Named Executive Officers.

     The Company's executive compensation program is designed to promote the achievement of the Company's business goals, and, thereby, to maximize corporate performance and stockholder returns. Executive compensation generally consists of a combination of base salary, cash bonuses and stock-based incentives. The Compensation Committee considers stock incentives to be a critical component of an executive's compensation package in order to help align executive interests with stockholder interests.

     Compensation Philosophy

     The objectives of the executive compensation program are to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

     - COMPETITIVE AND FAIR COMPENSATION

     The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company compares its compensation practices with those of other companies in the industry and sets its compensation guidelines based on this review. The Company believes compensation for its executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar business and of comparable size and success. The Company also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the organization.

     - SUSTAINED PERFORMANCE

     Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic licensing and development alliances with third parties, timely development and commercial introduction of new processes and products and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

     In evaluating each executive officer's performance, the Company generally conforms to the following process:

     - Company and individual goals and objectives generally are set at the beginning of the performance cycle.

     - At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his contributions to the Company are evaluated.

     - The executive's performance is then compared with peers within the Company and the results are communicated to the executive.

     - The comparative results, combined with comparative compensation practices of other companies in the industry, is then used to determine salary and stock compensation levels.

     The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries and payment of bonus awards is based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his area of responsibility, and may include achievement of the operating budget for the Company as a whole or of a business group of the Company, continued innovation in development and commercialization of the Company's technology and products, timely development and commercial introduction of new products or processes, implementation of financing strategies and establishment of strategic licensing and development alliances with third parties. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer's contributions in light of all such criteria.

     Compensation at the executive officer level also includes the long-term incentives afforded by stock options. The stock option program is designed to promote the identity of long-term interests between the Company's employees and its shareholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his contributions to the Company, including his success in achieving the individual performance criteria described above. The option program generally uses a five-year vesting period to encourage key employees to continue in the employ of the Company. All stock options granted to executive officers in 1998 were granted at fair market value on the date of grant. During 1998, Therese Bourdy received options to purchase an aggregate of 20,000 shares of Common Stock, at a weighted average exercise price of $2.00 per share and Philip
V. Holberton received options to purchase an aggregate of 24,000 shares of Common Stock, at a weighted average exercise price of $1.313.

     Executive officers are also eligible to participate in the Company's 1997 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is available to virtually all employees of the Company and generally permits participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance compensation will not be subject to the deduction limit if certain requirements are met. While the Company has not structured its 1997 Stock Incentive Plan to meet the requirements for exclusion from the deduction limit of Section 162(m), the Company generally intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with the statute to mitigate any disallowance of deductions.

     Mr. Vogel's 1998 Compensation

     Mr. Vogel is eligible to participate in the same executive compensation plans available to the other executive officers of the Company. The Compensation Committee believes that Mr. Vogel's annual compensation, including the portion of his compensation based upon the Company's stock option program, has been set at a level competitive with other companies in the industry.

     Mr. Vogel's salary for 1998 was $163,803. His salary for 1998 remained unchanged from 1997. The amount of Mr. Vogel's 1998 bonus has not yet been determined. Mr. Vogel's 1998 salary was based upon a number of factors, which included his progress in further developing and implementing the Company's long term strategic plan, primarily focusing on the sale of the operating assets for the process media business and the continued development of the Company's technology related to microspheres and its application for embolization. In establishing Mr. Vogel's salary for 1998, the Compensation Committee also reviewed a number of national compensation surveys for comparable positions in similar industries.

                                          Compensation Committee

                                          William M. Cousins, Jr.
                                          Riccardo Pigliucci

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Messrs. Cousins and Pigliucci. Neither member of the Compensation Committee was at any time during 1998, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

     No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

COMPARATIVE STOCK PERFORMANCE

     The Common Stock of BioSepra traded on the Nasdaq National Market from March 25, 1994 through January 13, 1999, at which time it began trading on the National Association of Securities Dealers, Inc. OTC Bulletin Board. The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from March 25, 1994 through December 31, 1998 with the cumulative total return on (i) the Nasdaq Stock Market (US Companies) and (ii) the Nasdaq Pharmaceuticals Stocks (assuming the investment of $100 in the Company's Common Stock (at the initial public offering price), the Nasdaq Stock Market and the Nasdaq Pharmaceuticals Stocks on March 25, 1994 and reinvestment of all dividends). Measurement points are on March 25, 1994 and the last trading day of the years ended December 31, 1994, December 31, 1995, December 31, 1996, December 31, 1997 and December 31, 1998. Prior to March 25, 1994, the Company's Common Stock was not registered under the Exchange Act.
[STOCK PERFORMANCE CHART]

                                                                             NASDAQ STOCK MARKET (US     NASDAQ PHARMACEUTICALS
                                                     BIOSEPRA, INC.                COMPANIES)                    STOCKS
                                                     --------------          -----------------------     ----------------------
3/25/94                                                  100.00                      100.00                      100.00
12/94                                                     45.00                       96.80                       87.00
12/95                                                     45.00                      136.90                      159.70
12/96                                                     31.70                      168.40                      160.10
12/97                                                     23.30                      206.50                      165.40
12/98                                                      7.90                      290.00                      210.40

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company was organized in December 1993 as a subsidiary of Sepracor. Effective January 1, 1994, Sepracor transferred its chromatography business, including all of the outstanding shares of IBF, a subsidiary of Sepracor, to the Company in exchange for 4,000,000 shares of Common Stock. In June 1996, Sepracor converted the outstanding principal and interest of a loan to BioSepra into an aggregate of 1,369,788 shares of Sepracor's Common Stock. Currently, Sepracor owns approximately 64% of the Company's Common Stock. Under applicable provisions of the Delaware General Corporation Law, Sepracor has the ability, acting alone, to approve any action requiring approval of the holders of a majority of the outstanding shares of Common Stock. Mr. Barberich and Mr. Southwell, directors of the Company, are President and Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively, of Sepracor.

     Technology Transfer and License Agreement. In January 1994, the Company and Sepracor entered into a Technology Transfer and License Agreement (the "Technology Transfer Agreement") pursuant to which Sepracor transferred to the Company all technology owned or controlled by Sepracor, including trade secrets, patents and patent applications, that relates to and is used in researching, developing or manufacturing products in the "Company Field." The Company Field means generally the separation of biological molecules. The Technology Transfer Agreement expired on January 1, 1998. The Company has granted to Sepracor a perpetual, royalty-free, exclusive license to the transferred technology for the development, manufacture, use or sale of any products within the field of chiral synthesis, chiral separations and the development, manufacture, use or sale of chiral drugs and chiral drug intermediates (the "Sepracor Field"), as well as a non-exclusive license to the transferred technology for the development, manufacture, use or sale of any products outside the Company Field. In addition, Sepracor granted a perpetual, royalty-free, exclusive license to the Company for any improvements to the transferred technology useful in the Company Field which are developed or otherwise acquired by Sepracor during the term of the Technology Transfer ("Improvements"). Although the licenses granted by Sepracor to the Company terminated when the Technology Transfer Agreement expired, it provided that any licenses granted during the term survived to the extent they relate to Improvements existing on the date of termination.

     Corporate Services Agreement. The Company and Sepracor entered into a one-year Corporate Services Agreement dated as of January 1, 1994, which provides for a monthly fee to be paid by the Company for basic services, such as accounting, human resources support services, data processing and laboratory support services provided by Sepracor. This fee was determined by estimating Sepracor's cost of the Company's expected usage of such basic services. The Company may purchase additional services from Sepracor for a fixed rate based on the number of hours spent by each Sepracor employee providing such services. For items with identifiable costs such as insurance coverage, Sepracor charges the Company based upon costs directly attributable to the Company. Management believes that the charges under the Corporate Services Agreement are reasonable and that the terms of the Corporate Services Agreement are at least as favorable to the Company as the terms that could be obtained from an unaffiliated third party. This Agreement had an initial term of one year and has been extended by the Company for three additional one-year terms. The Company and Sepracor continue to operate under the terms of the original agreement. Sepracor retains the right to decline to provide any services which cause an unreasonable burden to Sepracor. The Agreement permits the Company to terminate at any time following 60 days' notice to Sepracor, and automatically terminates six months after Sepracor's ownership percentage of the Company decreases to less than 50% of the Company's issued and outstanding shares. The aggregate payments made by the Company to Sepracor for basic services under this Agreement were $208,000 in 1996, $208,000 in 1997 and $155,000 in 1998.

     Sublease Agreements. Sepracor has entered into a Sublease Agreement with the Company under which Sepracor subleases a portion of its facilities in Marlborough, Massachusetts to the Company. The amount payable to Sepracor under the Sublease Agreement is equal to Sepracor's rental costs under its lease allocable to the portion of the premises subleased to the Company plus a pro rata allocation of the estimated facility maintenance, utilities and other operating costs. The rental payment made to Sepracor by the Company under this Agreement was approximately $72,000 in 1996, $93,000 in 1997 and $81,000 in 1998. Operating costs under this Agreement were approximately $233,000 in 1996, $277,000 in 1997 and $167,000 in 1998.

     Registration Rights. Sepracor has certain registration rights with respect to its shares in the Company as provided in the Technology Transfer Agreement.

     Promissory Note. In January 1996, the Company entered into a Promissory Note for $350,000, or so much of such sum as shall have been advanced by Sepracor. This amount is payable to Sepracor over sixty monthly installments and does not bear interest. As of December 31, 1998, $163,600 was outstanding under this Promissory Note.

     Guaranteed Indebtedness. The Company has indebtedness outstanding of $402,000 as of December 31, 1999 under a French Franc loan that is guaranteed by Sepracor. Additionally, the Company's $3,000,000 line of credit with a U.S. bank, of which $2,000,000 is outstanding as of December 31, 1998, is guaranteed by Sepracor.

                     APPROVAL OF AMENDMENT TO THE COMPANY'S
                     RESTATED CERTIFICATE OF INCORPORATION

     On January 29, 1999, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation, as amended, providing for an increase from 12,000,000 to 25,000,000 in the number of authorized shares of Common Stock (the "Charter Amendment"). As of March 31, 1999, the Company had a total of approximately 8,456,059 shares of Common Stock outstanding and 2,350,000 shares of Common Stock reserved for issuance upon conversion of stock options outstanding under its stock option and stock purchase plans.

     If the Charter Amendment is approved, the additional authorized shares of Common Stock would be available for issuance in the future for corporate purposes, including without limitation, stock splits, stock dividends, financings, acquisitions, and management incentive and employee benefit plans, as the Board of Directors may deem advisable, without the necessity of further stockholder action. The issuance of additional shares of Common Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, would have the effect of diluting the Company's current stockholders and could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Other than in connection with its existing stock option plans, upon conversion of the outstanding debentures and upon sale of shares purchased pursuant to employee stock purchase plans, the Company has no present intention or plans to issue any shares of Common Stock.

BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE CHARTER AMENDMENT INCREASING THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

               APPROVAL OF AMENDMENT TO 1997 STOCK INCENTIVE PLAN

     On January 29, 1999, the Company's Board of Directors adopted, subject to stockholder approval, an amendment to the Company's 1997 Stock Incentive Plan (the "1997 Plan") increasing the number of shares of Common Stock authorized for issuance under the 1997 Plan from 1,000,000 to 3,150,000. The Board of Directors believes that stock awards have been, and will continue to be, an important element in attracting and maintaining key employees and directors who are expected to contribute to the Company's growth and success. If the amendment is approved, the Company will have additional authorized shares of Common Stock available for future awards, including awards in connection with any merger, consolidation or acquisition by the Company.

DESCRIPTION OF AWARDS

     The 1997 Plan provides for the grant of options intended to qualify as incentive stock options under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

     Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at some time in the future at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding 10% or more of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 1997 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

     Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

     Other Stock-Based Awards. Under the 1997 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

ELIGIBILITY TO RECEIVE AWARDS

     Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 1997 Plan. Under present law, however, incentive stock options may only be granted to employees.

     As of March 31, 1999, approximately 48 persons were eligible to receive Awards under the 1997 Plan, including the Company's three executive officers and seven non-employee directors. The granting of Awards under the 1997 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

     On March 31, 1999, the last reported sale price of the Company's Common Stock on the OTC Bulletin Board was $0.97.

ADMINISTRATION

     The 1997 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1997 Plan and to interpret the provisions of the 1997 Plan. Pursuant to the terms of the 1997 Plan, the Board of Directors may delegate authority under the 1997 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. Subject to any applicable limitations contained in the 1997 Plan, the Board of Directors or any other committee or executive officer to whom the Board delegates authority, including the Compensation Committee, as the case may be, selects the recipients of Awards and determines: (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable; (ii) the exercise price of options; (iii) the duration of options; and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

     The Board of Directors is required to make appropriate adjustments in connection with the 1997 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the 1997 Plan), the Board of Directors is authorized to provide for outstanding Awards to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event or to provide for a cash out of the value of any outstanding options, provided, however, that any outstanding Awards held by employees of the Company shall become immediately fully exercisable. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1997 Plan.

AMENDMENT OR TERMINATION

     No Award may be made under the 1997 Plan after March 28, 2007, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1997 Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1997 Plan and with respect to the sale of Common Stock acquired under the 1997 Plan.

     Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option may, however, subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO stock for more than one year prior to the date of the sale.

     Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. The gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

     Other Stock-Based Awards. The tax consequences associated with any other stock-based Award granted under the 1997 Plan will vary depending on the specific terms of such Award, including, whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, the applicable holding period and the participant's tax basis.

     Tax Consequences to the Company. The grant of an Award under the 1997 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1997 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1997 Plan, including as a result of the exercise of a nonstatutory stock option, a Disqualifying Disposition or a Section 83(b) Election. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS BELIEVES THE APPROVAL OF THE AMENDMENT TO THE 1997 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE IT RECOMMENDS A VOTE FOR THIS PROPOSAL.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors, on the recommendation of its Audit Committee, has selected the firm of Arthur Andersen LLP as the Company's independent accountants for the current year. Arthur Andersen LLP has served as the Company's independent accountants since January 1, 1996. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal office in Marlborough, Massachusetts not later than January [ ], 2000 for inclusion in the proxy statement for that meeting.

     Written notice of shareholder proposals submitted outside the processes of Rule 14a-8 for consideration at the 2000 Annual Meeting of Stockholders must be received by the Company at least 45 days prior to the first anniversary of the mailing of this year's proxy material in order to be considered timely for purposes of Rule 14a-4. The persons designated in the Company's proxy statement shall be granted discretionary authority with respect to any shareholder proposals of which the Company does not receive timely notice.

                                          By Order of the Board of Directors,

                                          PHILIP V. HOLBERTON, Secretary

May [     ], 1999

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                PRELIMINARY COPY

                                                                      APPENDIX A



                                  BIOSEPRA INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 Annual Meeting of Stockholders - June 16, 1999

         Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Jean-Marie Vogel and Timothy J. Barberich, or each or any of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 1999 Annual Meeting of Stockholders of BioSepra Inc., and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL NUMBERS 1, 2, 3 AND 4.

         A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL NUMBERS 2, 3 AND 4 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

PLEASE VOTE, DATE, AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                                 BIOSEPRA INC.

                                 June 16, 1999


           Please mark your
A   [X]    votes as in this
           example


                      FOR all nominees              WITHHOLD
                      listed at right             AUTHORITY to
                     (except as marked        vote for all nominee
                       to the contrary)         listed at right

1) Election of             [ ]                        [ ]
    Directors


NOMINEES:     Jean-Marie Vogel
              Timothy J. Barberich
              William M. Cousins, Jr.
              Alexander M. Klibanov, Ph.D.
              Paul A. Looney
              Riccardo A. Pigliucci
              John M. Carnuccio
              David P. Southwell


INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR INDIVIDUAL NOMINEE(S) MARK THE "FOR" BOX AND STRIKE A LINE THROUGH EACH SUCH NOMINEE(S) NAME IN THE LIST AT THE RIGHT. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).




2) Approval of an amendment to the             FOR        AGAINST     ABSTAIN
Company's Certificate of Incorporation
increasing from 12,000,000 to 25,000,000       [ ]        [ ]         [ ]
the number of authorized shares of
common stock.


3) Approval of an amendment to the
Company's 1997 Stock Incentive Plan
increasing from 1,000,000 to 3,150,000         [ ]        [ ]         [ ]
the number of shares of common stock
reserved for issuance.

4) To transact such other business as
may properly come before the meeting or        [ ]        [ ]         [ ]
any adjournment thereof.


Please read the reverse side of this card.


HAS YOUR ADDRESS CHANGED?                      DO YOU HAVE ANY COMMENTS?

__________________________________             _________________________________

__________________________________             _________________________________

__________________________________             _________________________________


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature________________________________________     Date:____________________
Signature________________________________________     Date:____________________


Note: Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

                                                                      APPENDIX B

                                AMENDMENT NO.3 TO
                            1997 STOCK INCENTIVE PLAN
                                       OF
                                  BIOSEPRA INC.





        The 1997 Stock Incentive Plan, as amended, (the "Plan") be and hereby is further amended such that the number "1,000,000" in the second line of Section 4(a) of the Plan shall be deleted and the number "3,150,000" shall be inserted in lieu thereof.




Adopted by the Board of Directors as of January 29, 1999.

                                  BIOSEPRA INC.

                            1997 STOCK INCENTIVE PLAN


1.      Purpose

        The purpose of this 1997 Stock Incentive Plan (the "Plan") of BioSepra Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of BioSepra Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.      Eligibility

        All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3.      Administration, Delegation

        (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

        (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

        (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). During such periods when the common stock, $.01 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act." All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.      Stock Available for Awards

        (a) Number of Shares. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 600,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (b) Per-Participant Limit. Subject to adjustment under Section 4(c), for Awards granted after the Common Stock is registered under the Exchange Act, the maximum aggregate number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 300,000 during the term of the Plan. The per-participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

        (c) Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(e)(1) also applies to any event, Section 8(e)(1) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5.      Stock Options

        (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

        (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

        (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

        (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. No Option will be granted for a term in excess of 10 years.

        (e) Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

        (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

                  (1) in cash or by check, payable to the order of the Company;

                  (2) except as the Board may otherwise provide in an Option Agreement, (i) by delivery of an irrevocable and unconditional undertaking by a credit worthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a credit worthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price or
(ii) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery.

                  (3) to the extent permitted by the Board and explicitly provided in an Option Agreement (i) by delivery of a promissory note of the Participant to the Company on terms determined by the Board or (ii) by payment of such other lawful consideration as the Board may determine; or

                   (4) any combination of the above permitted forms of payment.

6.      Restricted Stock

        (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award").

        (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.      Other Stock-Based Awards

        The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.      General Provisions Applicable to Awards

        (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

        (b) Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        (c) Board Discretion. Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

        (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

        (e) Acquisition Events

                  (1) Consequences of Acquisition Events. Subject to Section 8(e)(2) below, upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding Awards: (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified date (the "Acceleration Date") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Date and the consummation of such

Acquisition Event; (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options; (iv) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (v) provide that any other stock-based Awards outstanding (A) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event, or (B), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

        An "Acquisition Event" shall be deemed to have occurred only if any of the following events occur: (a) the stockholders of the Company approve a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than the Company, Sepracor Inc. (or its successor), any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company; or (e) individuals who, on the date on which the Plan was adopted by the Board of Directors, constituted the Board of Directors of the Company, together with any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors on the date on which the Plan was adopted by the Board of Directors or whose election or nomination was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors.

                  (2) Acceleration Upon an Acquisition Event. Except to the extent otherwise provided in the instrument evidencing the Award or in any other agreement between the Participant and the Company, upon the occurrence of an

Acquisition Event or with respect to Options or any other similar Awards only, upon the execution by the Company of any agreement with respect to an Acquisition Event, (i) the Board shall provide a written notice to the Participants that are employees of the Company that all Options then outstanding shall become immediately exercisable in full as of a specified date (the "Acceleration Date") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Date and the consummation of such Acquisition Event; (ii) all Restricted Stock Awards then outstanding and held by employees of the Company shall become immediately free of all restrictions; (iii) all other stock-based Awards that are held by employees of the Company shall become immediately exercisable, realizable or vested in full, or shall be immediately free of all restrictions or conditions, as the case may be.

                  (3) Assumption of Options Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

        (f) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

        (g) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

        (h) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the

Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (i) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.      Miscellaneous

        (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

        (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

        (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

        (e) Stockholder Approval. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

        (f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                               AMENDMENT NO. 1 TO
                            1997 STOCK INCENTIVE PLAN
                                       OF
                                  BIOSEPRA INC.




     The 1997 Stock Incentive Plan (the "Plan") of BioSepra Inc. be and hereby is amended such that paragraph (b) of Section 4 of the Plan be and hereby is deleted in its entirety.



                                 Adopted by the Board of Directors
                                 as of September 30, 1997

                               AMENDMENT NO. 2 TO
                            1997 STOCK INCENTIVE PLAN
                                       OF
                                  BIOSEPRA INC.



     The 1997 Stock Incentive Plan (the "Plan") of BioSepra Inc. be and hereby is amended such that the number "600,000" in the third line of Section 4 of the Plan shall be deleted and the number "1,000,000" shall be inserted in lieu thereof.




                                 Adopted by the Board of Directors
                                 as of April 2, 1998
                                 Adopted by the Stockholders
                                 as of May 26, 1998